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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
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                            HALO TECHNOLOGY HOLDINGS

                             MODERATOR: RON BIENVENU
                                  MAY 15, 2006
                                   11:00 AM ET

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Operator:              Welcome to the Halo Technology Holdings third quarter
                       2006 earnings conference call.

                       At this time all participants are in a listen only mode.
                       Following management's prepared remarks we will hold a Q&A session. To ask a question please press star followed by 1 on your touchtone phone.

                       If anyone has difficulty hearing the conference please press star zero for an operator.

                       As a reminder this conference is being recorded today, May 15, 2006.

                       I would now like to turn the conference over to Mr. David
                       Waldman. Please go ahead sir.

David Waldman:         Thank you. Good morning everyone. And welcome to Halo
                       Technology Holdings third quarter conference call.
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                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
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                       This morning on the call with us we have Ron Bienvenu,
                       Chairman and Chief Executive Officer and Mark Finkel,
                       President and Chief Financial Officer.

                       The company issued a press release earlier today, which is also posted on the company's website www.haloholdings.com. However, if you have any questions after the call or would like additional information about the company, please contact Lippert Heilshorn at 212-838-3777.

                       Certain statements made by the company on this conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date hereof and the company undertakes no obligation to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

                       The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of penny stock. The company's share may be considered a penny stock and as a result the safe harbors may not be available to the company. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives.

                       In particular, statements contained in this conference
                       call that concern future operating results or other
                       statements constitute forward-looking statements and
                       remain under the safe harbor provisions of the Private
                       Securities Litigation Reform Act of 1995. In addition,
                       such forward-looking statements involve known and unknown
                       risks, uncertainties, and other factors which may cause
                       the actual results, performance, or achievements of the
                       company to be
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                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
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                       materially different from any future results expressed or
                       implied by such forward-looking statements.

                       Such factors include demand for the company's products, the actions of current and potential new competitors, changes in technology, the nature and amount of the company's revenue and expenses, and overall economic conditions and other risks detailed from time to time in the company's periodic earning releases and reports filed with the Securities and Exchange Commission as well as the risks and uncertainties discussed in the company's annual report on form 10-K SB filed with the Commission on September 28, 2005 and the company's quarterly reports on form 10-Q SB filed on November 14, 2005 and February
                       15, 2006 and the quarterly report being filed by the company today.

                       Halo Technology Holdings undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

                       With that out of the way I'd now like to turn the call over to Ron Bienvenu.

Ron Bienvenu:          Thank you David. It's always amazing to me that you can
                       do all that from memory.

                       Good morning everyone. I'd like to welcome you to Halo's third quarter earnings call, which marks our first conference call at Halo. And before we get started I'd especially like to thank our shareholders who have been around the longest time. Our series C shareholders who a year ago really invested in an idea and a team.

                       And it was nothing more than an idea. An idea on how to
                       build a growing, profitable software company out of the
                       ashes of the collapse in the early part
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                                                             5-15-06/10:00 am CT
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                       of the 2000s. And they made an investment and I really
                       appreciate that vote of confidence. And it's to them that
                       I owe a special thanks.

                       And in particular for them I'm particularly proud to announce, as we did earlier today, that just as we had planned a year ago, we've reached a point as a company where we are a viable, sustainable company reporting for the first time positive cash flow from operations. And right-pretty much on schedule and I, again, I appreciate the effort and the vote of confidence from everyone. And
                       I'm confident that we'll continue that trend into the future.

                       And I realize many of you are new to the Halo story. So
                       I'm going to take a few moments to talk about who we are, what our strategy is, and why I believe Halo is a good investment today and a solid, very fundamentally sound investment that we're really excited about.

                       We're not your typical software company. I'm not going to tell you we've invented some gee whiz software application that's going to usher in another paradigm shift. We have great technology with some great companies. But Halo itself is a holding company. And our strategy is to take advantage of a market environment to create really valuable software companies over the long term.

                       And our strategy has been to buy and operate businesses
                       and focus them on what we call PCP, product quality,
                       customer support, and profitability. We believe as this
                       market continues to move forward vendor viability, the
                       ability to deliver on what you promise and to be
                       profitable so that you can serve your customers for the
                       long haul are critical elements for any company that
                       hopes to grow into the future.
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                       And Halo's idea is that we - hence the name Halo, we
                       provide a shield above our subsidiaries to allow them to
                       focus on the things that are really important. And stop
                       worrying about whether Wall Street thinks they're growing
                       fast enough or venture capitalists need to go do
                       something with them because of their portfolio demanded.
                       Focus on the customers that they already have in place.
                       Focus on getting new customers through product quality,
                       customer service, and profitability.

                       And I've got to tell you, I've been on the road for the last year talking to hundreds of customers, our management teams, and this message resonates extremely well in the marketplace. And we think as we continue to grow and deliver our results it's only going to get a more exciting story here at Halo.

                       You know, I honestly believe that the world is ready for software companies that act like real businesses. You know, rather than some fancy dressed up exit strategy.
                       We're here to build value. We're here to build value over the long haul. And it seems to be working.

                       Our strategy is once we establish what we call a foundation company and a market sector we use M&A to enhance those assets. And then we go to what we call phase two and we use what we call our lift and shift strategy. I'm going to talk more about that in a moment but before I do that let me tell you how we see the market. And then I'll give you a brief history of the company. And then why we're really excited about the growth prospects going forward.

                       The way we see the world is it's changing. Markets are
                       maturing and you know, everybody says that but what does
                       that really mean? And what are the implications for
                       building a successful business today?
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                       The most important thing I think you should take away
                       from a maturing market in the enterprise software sector
                       is that growth rates are slowing. It's getting harder and
                       harder to get customers and that's typical in any market
                       not just the software market as it reaches a level of
                       maturity. However, the software market has something
                       that's a bit peculiar in that many of the products that
                       we own and our companies produce have very high switching
                       costs, which means that it's not easy to change between
                       vendors.

                       And this creates a certain dynamic, which basically says that today customers are more valuable than technological wizardry. You always have to produce great products. You always have to innovate but key with the customer has that huge advantage today.

                       And so recognizing that, that's the first phase of our strategy. It is to buy companies that have an installed base of customers that have been customers for a long time. And then implement our PCP program. Great products, great customer support, profitability for long-term viability.

                       So that's how we see the world in a nutshell. And there are a lot of companies struggling with this fact. And some are in denial and just keep doing what they've always been doing. But there's two that I think are pretty innovative in trying to get around this conundrum of growth.

                       We call them - we call Oracle and salesforce.com. The
                       Oracle model is we're not growing fast enough in our core
                       business, let's acquire other related businesses and
                       offer a complete stack. And the selling point for new
                       customers is what we call one neck to choke. You can come
                       to us at Oracle and say, you know, the CRM is going to
                       talk to the HR system is going to talk to the accounting
                       system. And Oracle takes responsibility for that. We
                       think
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                       that's the proper strategy for getting new customers long
                       haul in the enterprise space.

                       The problem with Oracle is it's a big, big company, obviously. And we don't think that its operating model is as nimble as it could be. And so that goes to salesforce.com. Salesforce.com has demonstrated an operating model that I think is pretty profound. But their focus is not where we would put our focus.

                       So what Halo is trying to be, in a nutshell, is an Oracle type strategy where we're acquiring multiple silos of enterprise class software and working with them to integrate and talk to each other but at the same time using our lift and shift strategy to migrate customers at their convenience and on their timeframe to a more efficient hosted model. And we'll talk about that in a second.

                       So one of the implications of a changing market is that you've created what I consider to be a buyer's market.
                       This was one of the key foundations of our strategy is as the market slows, in particular small public companies are having a very difficult time. They are not growing fast enough to be exciting to Wall Street but they're real companies that have real valuable franchises, valuable customers, valuable technology. And they're kind of stranded.

                       Sarbanes-Oxley is not making life any easier for them as the cost of being public rises. And as growth slows and costs increase they're looking for strategic alternatives, a lot of them. And that's creating a universe of companies that are good solid companies and with the right strategy, lift and shift, we think we can maximize that value. So that's on one hand.

                       On the other hand you have private companies. If you've
                       ever dealt with venture capital companies one of the
                       things that happens with them is when
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                       you sign a deal they have a right to force a liquidity
                       event in five to seven years. Well go back seven years.
                       You know, 1998, '99 a lot of money was pumped into the
                       software industry and those portfolios for these venture
                       capitalists, the winners have won, the losers are gone.
                       It's this middle class that they're not sure what they
                       want to do with.

                       And that again is creating more assets onto the market that are creating an opportunity for people like Halo to buy really, really good companies at really attractive prices. And that's been the foundation of our get started strategy and lift and shift is the foundation of our growth strategy.

                       So with all that in mind let me give you the quick history of Halo.

                       This really started in August of 2004. I led a group of investors into and we put a private placement into a small struggling software company called Warp
                       Technologies. Following that investment we moved to restructure the business. We right sized the operating unit, which was Warp Solutions, which we still have and is now a reasonably successful business. We replaced the board of directors. We did a 100 for 1 reverse stock split. And really built a solid, clean foundation on which to execute our strategy.

                       And if I had told you in December of '04 that in the next
                       14, 15 months we would announce 11 acquisitions and pay
                       less than 3.5 times cash flow for those businesses, many
                       of you would have been skeptical. But that is what we
                       did. And I'm very proud of our team. I think we have the
                       best M&A team in the world possibly for small technology
                       businesses. It's led by a gentlemen by the name of Jude
                       Sullivan who is just a phenomenal guy to work with. And
                       I'm very proud of what we've been able to do.
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                       But before I go any further I want to point out and if I
                       can just leave you with one thing throughout this meeting
                       today, this is it. Is that we did a bang up job last year
                       and we're very proud. However, our go forward strategy is
                       not contingent upon additional acquisitions to drive
                       growth.

                       We have reached the point, as we discussed with our original investors, of phase one where we are now a viable entity. We have a rapidly growing subsidiary in Empagio. We have a solid foundation and we are no longer at a point where M&A is strategic to our survival. It will always be part of our growth strategy and it will be an incredibly important tactical piece of our strategy.
                       But today the big news is we are focused on operations and getting our companies to generate profitability. And so it's the one thing if I could leave you with that would be it.

                       So back to the Halo story. Using the platform we put together we acquired our first business in January, the end of January of '05, Gupta Technologies. It's important that you keep these dates in mind if you understand the accounting treatment on acquisitions. Because a lot of the businesses we acquire, frankly all of them, have a large percentage of their revenue as recurring contractual relationships either through maintenance or subscription, we take a pretty significant hit on the income statement upon acquisition because we write down all the deferred revenue.

                       And so that's the bad news in the first year. In the second year, however, you start to recapture that deferred revenue line. And that has an impact, a positive impact, on the income statement.

                       So we bought our first company in January, the end of
                       January of '05. So this quarter marked the first quarter
                       where we really had 100% of our deferred revenue coming
                       back to us from that acquisition. Then we went on and
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                       bought a second company in July of '05. That was Kenosia.
                       That was an all cash deal done from working capital.

                       And then in August we arranged a $50 million debt facility, which we chose to use debt instead of equity at the time because we felt very strongly that because the companies we were buying had significant cash flows we could finance the debt attractively and at the same time reduce the dilution on our shareholders.

                       So in October we acquired five additional companies in a single transaction. Those companies were Tesseract, David
                       Corporation, Process Software, Profit Key and Foresight.
                       And it's important to note at this point that the same accounting rules hold for these guys.

                       So when Mark, you know, goes through our numbers, 8.3 million in revenue, sorry, 8.2, is a fantastic number but we haven't even started to recapture all the deferred revenue from those companies we bought in November. So keep that in mind.

                       In December we announced two additional acquisitions, Empagio and InfoNow. InfoNow marked the first public company that we entered into an agreement with. And also about those two companies is they marked the first time we bought companies to really implement our phase two strategy, lift and shift. Again, I'll talk to you about that in a second.

                       Since then we acquired ECI at the end of - at the
                       beginning of '06 and we announced an agreement to acquire
                       Unify, which along with InfoNow we expect to close
                       sometime this summer.
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                       We've done a lot of acquisitions. The price we paid was
                       attractive. We think on a projected or on a pro forma
                       trailing 12 months at less than 3.5 times cash flow. And
                       we think we've done a good job there.

                       You might ask - you know, I get asked a lot, why would a good company sell you their business for 3.5 times cash flow? And the answer is, I believe, is that first of all the Halo strategy makes sense. It's a better adjusted strategy for today's market environment for building real companies.

                       And we don't just waltz in and buy a company. Obviously there is a lot of discussion and study that goes on between the companies that we're acquiring's board and our and we discuss strategy. We show them the numbers. We show them the projections and get them comfortable.

                       But the biggest reason, I think, is twofold. One, they see right away that there are cost synergies, significant cost synergies. By sharing the costs of being public. And that's a very powerful point. A public company doing $10 million in sales is probably spending anywhere from 1.5 to 2 million just on public company compliance. And so that's a huge number. And it's rising with Sarbanes-Oxley. So the ability to share that cost across a portfolio of assets that are all producing cash is very compelling.

                       It also allows them to grow their business. It's not an exit and it's done. It is a way to put these companies into a position where they can grow using our lift and shift strategy and using Halo and leveraging Halo's infrastructure to scale the business.

                       And those are the two main reasons I think that these
                       companies not only enter into these agreement and we get
                       these deals closed but they're excited about it.
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                       So let me talk a little bit about this lift and shift
                       strategy, which I think is very interesting.

                       First what is lift and shift? It's a very simple concept.
                       You acquire a customer base, a foundation of customers that have deployed software. And then you then either develop or acquire a pair company that has software as a service architecture. And then you put those companies together and you go to the existing customers and you say when you're ready and we're not forcing you to. I think this is a mistake many companies make in acquisitions is they force the customer to change their business behavior so that the vendor's business model makes sense. We don't do that.

                       We support our customers in a deployed environment and in an on demand environment. And we use lift and shift. So you go to the customer and you say we're going to lift you off of the deployed architecture and we're going to shift you over to our hosted environment. Why would you want to do that? Because it's going to lower your total cost of ownership.

                       But you know what? Take your time. We're not in a hurry.
                       Our companies are sound, fundamentally sound, financial businesses that make money. So when you're ready, we're ready. And we're going to make the case to our customers that it does make sense. But it's on their timeframe.

                       So let me give you a real world example of why we're
                       excited about this model and why we're excited about
                       InfoNow and Unify in particular. In roughly November,
                       early November we acquired Tesseract. Tesseract, let me
                       tell you about Tesseract.
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                       They handled HR and payroll and benefits for some of the
                       largest companies in the world. Companies like IBM, Home
                       Depot, Merck, Dupont, Boeing. The list goes on. It's an
                       impressive customer base. And every 401k, benefits
                       package, payroll, all those issues are handled by
                       Tesseract. Tesseract has been in business for over 30
                       years. It is the father of HR systems. And it's a great
                       company.

                       Tesseract has one very serious problem. Its architecture is mainframe based. So if you don't have a mainframe it's hard to implement Tesseract. They do have a web - they did have a - they were just coming out with a web client when we acquired them. But historically, no.

                       So what they decided to do was basically take the customers that they had, and there were a bunch, and say we're not going to be able to compete with the SAPs and Peoplesoft because we didn't spend enough time and effort migrating to more modern platforms so we'll run it out on the mainframe. And as our customers shoot the mainframe we'll lose customers. But we can have a great IRR doing that for a long, long time.

                       So we bought them. They are our foundation company. We then acquired a company in December called Empagio.
                       Empagio is a company that said boy, we'd like to be the salesforce.com of HR. Great idea. They're not alone in that idea. And they built some great software, web based, fantastic software. And they actually went so far as to license the Tesseract engine rather than having to write all the business logic. And put that onto their system and migrated Tesseract to a hosted environment.

                       And then Empagio, like I think a lot of other hosted
                       software companies, which are all the rage these days
                       found out was it's hard to get customers. This isn't
                       salesforce.com. You know, if you don't get your
                       salesforce data
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                       updated, you know, your salesmen aren't going to stop
                       making sales calls. You lose your HR data that's a
                       different story.

                       So this is mission critical stuff. And Empagio was able because of the quality of their product to even get some customers to come over onto that platform but they really never really took off from a growth perspective because they were having vendor viability issues. Are they solid enough? Have you been around long enough to make this happen?

                       We buy those two companies and put them together. And our CEO, Randy Cooper, and myself run around the country meeting with customers and saying this is what our plan is. We can lift you off the mainframe and shift you over to our hosted environment. It'll take days not years.
                       It'll take a fraction of the cost it'll take you to move over to SAP and Peoplesoft. And here's the kicker. We're going to save you millions of dollars a year in mainframe
                       CPU costs.

                       So same engine so you don't have a huge problem switching. And you will have a much more efficient system, Mr. Customer. And we'll make more money and you'll save more money. It's a win-win. And that is lift and shift. And that is working.

                       You probably saw a press release we put out last week, Empagio did. And that is the kind of model that we think we can continue to replicate. And let me give you some numbers on that, that came from my CEO earlier today.

                       An average software maintenance customer is spending
                       around $250,000 a year with us. We estimate that for the
                       larger companies we can get over a million dollars a year
                       in recurring revenue. And the customer will still save
                       millions of dollars. So that's very compelling.
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                       The second piece is for most software that is deployed
                       you get a one-year maintenance agreement. However, on a
                       hosted basis what we're - and we still have a long way to
                       go to prove this out but we're seeing five to seven year
                       contracts. Which makes sense, by the way, because they
                       want longer term contracts if that's the environment
                       they're in. So we're really excited.

                       And then the last piece is we then have the third piece of our strategy, which we call layer. And we acquired a company called ECI in February. And what ECI does it says if you're going to lift off the mainframe and shift over to our hosted environment we can outsource your HR department. And those contracts will average in excess of a million dollars a year. Far in excess.

                       So lift, shift, and layer is our strategy and we believe it's working.

                       And not only do we have a growth strategy that's very compelling and that we believe is going to drive native growth but let's look at the cost side. There are synergies. And people always ask me do you roll up all these companies and what are the synergies? We don't stress synergies. We're not some magic rollup. But we are extremely disciplined about operations.

                       And let me give you the example of Tesseract, Empagio.
                       When we put those companies together we were able to cut
                       $846,000 in annual salaries out of the combined business.
                       And if you factor in benefits and other extras, that's over a million dollars a year we save on a go forward basis.

                       In addition there was about 600,000 of annual
                       infrastructure savings when you combine leases, back
                       office operations, and the infrastructure. So that's not
                       insignificant for us and we're really excited.
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                       So keep this in mind. I watched mergers happen all the
                       time in this industry and there's no change on the cost
                       side. And that's not our model. We're deadly serious
                       about it and I'm excited that we've been able to put that
                       together.

                       The most important thing is, remember, we believe not only are the cost savings going to be real but we're not going to sacrifice growth for that. That because of the, I think, the wisdom of our strategy we're actually going to grow that business and we're confident Empagio will be a growing business this year with less cost.

                       So why am I excited about that? Well because I believe with the InfoNow and Unify acquisitions in combination with existing subsidiaries we will have four growth platforms that look a lot like Empagio. And that's really exciting.

                       And that is when we go from a stable solid business to a growing interesting and you know, wealth-creating business in a big way. So I'm very excited about that.
                       And I'm excited to have anybody from InfoNow and Unify on the call and look forward to working with you.

                       On final note, so to conclude, our strategy is to acquire foundation companies in various software sectors. We'll continue to look at various sectors. To combine that with the right kinds of companies to create our lift and shift model. And to continue to grow out businesses that way.

                       On a final note, one of the things that we're also going to announce shortly is our first divestiture. We have a relatively small company in the portfolio that we acquired in November as part of the five company bundle we acquired and great little company but doesn't fit our lift and shift growth strategy. And we are going to divest that to the management team shortly and announce that.

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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
                                                          Confirmation # 8609150
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                       And we think that's great for the management team and we
                       wish them the best. But it also allows us to focus our
                       resources on our growing businesses that fit our lift and
                       shift strategy.

                       On a final note, as we continue to execute our model we have stated publicly and previously that we would like to get to $100 million by the end of this year on a run rate through a combination of lift and shift growth and additional acquisitions. I want to speak on that number for a second.

                       A hundred million dollars is obviously a magic number. It has no bearing in reality beyond it's a big, nice, round number. And what I want our shareholders to understand is we're not going to get to $100 million at any cost. We are a fundamentally sound business today and we will maintain that. So we will do deals that make sense but if it means not getting to $100 million because we can't do a deal that makes sense, then we won't because we don't need to.

                       And $100 million number is magic and here's why it's magic. Because at that level of revenue you start to attract different kinds of investors. Larger investors can start to play in your stock. And that's interesting.
                       And you also can get more analyst coverage. And that's interesting. So it's important but I want you all to understand that we don't just throw a number out there and then have to burn down the house to get there.

                       We're not going to do that. We're past any point where we
                       need to do deals that don't make sense. We're going to
                       focus on continued positive operating cash flows and
                       driving towards long-term profitability. We're going to
                       focus on getting our companies operating and executing
                       the lift and shift strategy. And that's what we're about
                       today. Phase two is about where operations
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                                                         Moderator: Ron Bienvenu
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                       becomes our strategic initiative and M&A is more
                       tactical. So we're excited about that.

                       A couple of more closing points and then I'll wrap it up.

                       I realize that for a lot of you looking from outside in the capital structure of Halo is a bit Byzantine at best.
                       And that's a result of the deals we did last year and the aggressive growth and trying to structure things where we maintain as much value for our shareholders as possible.
                       But I do have a very big announcement to make that our series C preferred stock, which is our largest class of preferred stock, a majority of those shareholders have agreed to convert to common.

                       And as such the entire class will convert to common. And we're really excited about that. I think that shows a tremendous vote of confidence from those investors who have been here the longest. I think it shows that we're on the right track. And that they're committed to creating, you know, a truly mature public company through liquidity and a proper capital structure.

                       We also believe that a majority of them will agree to convert their warrants at an exchange rate that is fair and attractive and we will be putting out announcements later on that.

                       But the idea is we're cleaning up our capital structure.
                       That will go a big way into bringing more transparency to what the capital structure actually looks like. And the elimination of some of the warrants will help as well.

                       So I'm very, very excited about that. I appreciate all of our shareholders who support us in that. And again, I really appreciate the vote of confidence.

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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
                                                          Confirmation # 8609150
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                       Last piece is we also have a $25 million debt facility
                       that was very helpful and strategic in helping us minimize dilution as we scaled our business. At this point we are not intending to draw any more on that line. And are looking to refinance that in a more favorable way once we can, which we're not allowed to before, September, I believe.

Mark Finkel:           August.

Ron Bienvenu:          August.

                       So just those are two strategic initiatives that we have this year. Number one is get our capital structure in shape. Number two, get our debt refinanced in a way that is conducive to the health of the company.

                       And of course, we are looking to get on that back at some point. But we believe first things first is to get our company in order to produce the numbers that warrant some excitement from our shareholders. But we'll get there eventually. And you know, overall I just couldn't tell you how proud I am of this team, what we've been able to achieve. I'm excited about the future. I think as we demonstrate more and more success on the operating side this thing goes from an interesting company to a very exciting, dynamic company and I'm really, really excited about that.

                       In closing, I'd like to say my thoughts on the software industry. I don't think the software industry suffers from a lack of resources. I think it suffers from a lack of strategy. It suffers from a lack of discipline. From a commitment to building real, sustainable businesses. And it suffers from a lack of business basics.
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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
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                       Halo will not suffer from these things. We are focused.
                       We are committed. We are here for the long haul. And we are committed to creating value for our shareholders, for our customers, and for our employees for the long term.

                       So with that I'm going to turn the call over to Mr. Mark Finkel, our President and CFO. Thank you.

Mark Finkel:           Thanks Ron.

                       Before I run through the financials I'd like to note that I'm extremely excited to be working with Ron and with the rest of the Halo team. Based on my 20 plus years in the technology industry through a lot of ups and downs, I truly believe that Halo has the right strategy in the current market of slowing growth, consolidation, and the beginning of a major shift toward software as a service. We will become a great company over the next several years based on the implementation of this strategy.

                       We have the right business model, it's timely and it's structured to be both financially and operationally sound. Our portfolio companies have a base of solid, loyal customers, which combined with targeted acquisitions of complementary companies presents an exciting platform for growth over the coming years.

                       As I go through the numbers please note that as results reflect the accounting treatment of various acquisitions. We are now generating positive operating cash flow, which can be seen on a pro forma EBITDA basis. As the various accounting treatments work their way through our financial statements you'll see revenues continue to
                       climb along with steadily improving net income.
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                                                         Moderator: Ron Bienvenu
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                       Also please note that results of third quarter reflect
                       the acquisitions of Gupta Technologies, which was acquired on January 31, 2005, Kenosia Corporation, which was acquired on July 6, 2005, Tesseract, David Corporation, Process Software, Profit Key International, and Foresight Software, which were acquired on October
                       26, 2005. Empagio Inc., which was acquired on January 13, 2006 and finally Executive Consultants Inc., which was acquired on March 1 of this year.

                       Revenues for the third quarter of fiscal 2006 were 8.2 million, a 53% increase over the 5.4 million reported for the second quarter of fiscal '06. And a 251% increase over the same period last year. We attribute the increase in revenue mostly to the timing of recent acquisitions.

                       As Ron mentioned, due to purchase accounting rules under GAAP we experienced a reduction of deferred revenue after each of our acquisitions, which has the effect of reducing the amount of revenue recognized for the first full year following each acquisition as compared to what would have been recognized by the portfolio company had the acquisition not occurred.

                       On a pro forma basis using the pooling of interests accounting method revenue for the quarter would have been $9.8 million.

                       We expect our GAAP revenues will continue to increase over prior quarters as we recognize those additional revenues for the acquired companies.

                       Gross margins for the three months ended March 31 was 19% compared to 9% for the same period last year. The increase in gross margin reflects the higher percentage
                       of deferred revenue that was recognizable this quarter.
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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
                                                          Confirmation # 8609150
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                       Operating expenses for the three months ended March 31
                       increased to $8.2 million compared to $5 million for the same period last year. An increase in operating expenses reflects the cost of the companies we acquired since then as well as the greater G&A costs associated with running a larger and more complex company.

                       Net loss attributable to common stockholders for the third quarter of fiscal '06 was 5.4 million or 75 cents per share compared with 9.8 million or $4.12 per share for the same period last year.

                       Our weighted average shares outstanding was 7.1 million compared to 2.4 million and was a result of the conversion of our series B preferred shares. As Ron mentioned, we expect our series C shareholders will convert to common, which will have the effect of increasing our share count by approximately 13.7 million shares.

                       Turning to our balance sheet we had approximately $1.7 million of cash on March 31. Our long-term debt stood at approximately $23.2 million.

                       As Ron mentioned we have the right to repay or refinance our debt facilities with Fortress at the end of August, at which time we plan to reevaluate our debt options.

                       Finally we are very pleased to report that we have turned the corner and are now generating positive cash flow from operations. This very important milestone for the company is one that we expect to maintain on a pro forma basis going forward.

                       Operator, we'll now open the call to questions.
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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
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Operator:              Ladies and gentlemen, if you wish to register for a
                       question for today's question and answer session you will need to press star then the number 1 on your telephone. You will hear a prompt to acknowledge your request.

                       If your question has been answered and you wish to withdraw your polling request, you may do so by pressing the star then the number 2. If you are using a speakerphone, please pick up your handset before entering your request.

                       One moment please for the first question.

                       Your first question comes from Andre Monsour with Halo Technology.

Andre Monsour:         Well good morning.

Ron Bienvenu:          Good morning.

Andre Monsour:         Everything sounds good.  How many shares outstanding...

Ron Bienvenu:          Okay. What organization were you with?

Andre Monsour:         I'm with Unify.

Ron Bienvenu:          Oh, okay. They announced you with Halo.

Andre Monsour:         Yeah. Now we're going to be with Halo.

Ron Bienvenu:          Oh, okay. Okay, so I'm sorry Andre. You're question.
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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
                                                          Confirmation # 8609150
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Andre Monsour:         How many shares outstanding will we have when the Unify
                       and the InfoNow acquisitions is completed along with preferred stocks conversion?

Ron Bienvenu:          Okay. Good question. Give us a second. So once the series
                       C preferred stock converts, which should take a couple weeks there will be a little over 21 million shares outstanding. If you mean on a fully diluted basis, if we include all the warrants, all the options, and the convertible debt, and series D, after the InfoNow and Unify transaction will be about 71 million shares outstanding.

Andre Monsour:         Okay. You mentioned...

Ron Bienvenu:          That's on a fully diluted basis.

Andre Monsour:         Okay. You mentioned convertible debt so when some of that
                       - is that part of the long term debt you're talking about that's going to be converted?

Mark Finkel:           I don't know if it's going to be converted by - if it
                       were converted.

Ron Bienvenu:          Andre let me be clear, this assumes everything converts.
                       All issued options, which would convert. All warrants would convert. That would generate a tremendous amount of cash, you know, at value. So the convertible sub-debt is not part of the long-term debt and we don't - we can't control whether they convert or not. But we don't believe they are going to convert. We believe that they're going to get paid out. So this is a fully, fully, diluted number.

Andre Monsour:         Okay. The convertible sub-debt, how much is that?

Mark Finkel:           Five point one... Yeah about 5 million, a little over 5
                       million shares.
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

                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
                                                          Confirmation # 8609150
                                                                         Page 25


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Operator:              Your next question comes from Bob Hoyt with Crestview
                       Capital.

Bob Hoyt:              Hello Ron. Hello Mark. How are you doing?

Ron Bienvenu:          Great Bob. How are you?

Bob Hoyt:              I just wanted to - thought it might be good to share some
                       of your thinking about - there's a number of strategic priorities that you've mentioned on the call. A debt restructuring, a consolidation of lift and shift, and then you also mentioned other acquisitions. Could you give a sense of where you see those in terms of strategic priorities?

Ron Bienvenu:          Absolutely. In order. We believe as a business we're on
                       the right path where operations need to be focused on operations. But our first priority is to execute on the lift and shift strategy and to get that going.

                       Our second priority is to get our capital structure in order so that shareholders like Andre can assess on a per share basis what this thing really looks like.

                       And once we get those two things in order then we'll start looking, you know, aggressively, I guess at M&A. But you should note that M&A has become the third leg of the stool if you will. And is more tactical at this point.

                       The other thing I'll point out for everybody on the call is that it's often not a good time to buy software companies in the first two quarters of the year because they come out of the fourth quarter. So we're very patient. And if - and as I said on the $100 million comment, Bob, if we don't get there, that's okay. We're going to get - we're going to build a profitable growing business. And that's a higher priority than going out and getting more acquisitions done.
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                                                        HALO TECHNOLOGY HOLDINGS
                                                         Moderator: Ron Bienvenu
                                                             5-15-06/10:00 am CT
                                                          Confirmation # 8609150
                                                                         Page 26


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Bob Hoyt:              Okay. Thank you.

Ron Bienvenu:          Thank you.

Operator:              That is all the time we have today. Please proceed with
                       your presentation or any closing remarks.

Ron Bienvenu:          Okay. Well there were more questions. All right. Well
                       listen, first of all, thank you everyone for your time today, for your interest. We're excited about what we're building here. And I hope to meet many of you in person over the coming months as we're out on the road with our companies.

                       For the InfoNow and Unifyshareholders who are listening, we're excited about having you added to the family of shareholders and family of companies. And in combination with some of our existing businesses we're very excited about the growth potential of those two companies as part of Halo.

                       So again, thank you for everyone's interest and I look forward to speaking to you all at the next quarterly call.

                       Thank you.

Operator:              Ladies and gentlemen that concludes your conference call
                       for today. We thank you for your participation and ask
                       that you please disconnect your line.
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                                       END